UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 6, 2009

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KULICKE AND SOFFA INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)
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Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04     Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Kulicke and Soffa Industries, Inc. (the “Company”) is currently transitioning the administration of the Kulicke and Soffa Industries, Inc. Incentive Savings Plan (the “Plan”) to a new service provider.  In connection with this change, on September 30, 2009, the Company notified the Plan participants that during the blackout period (described below), they will temporarily be unable to exercise certain rights available under the Plan, including checking their Plan account balances, moving their Plan balances between investments, or requesting a distribution or loan from their Plan assets.  The blackout period is expected to begin on November 9, 2009 and end during the calendar week of November 15, 2009 and is necessary to transition accounts and records from the existing Plan provider.

On October 6, 2009, the Company notified its directors and officers that, pursuant to Section 306 of the Sarbanes−Oxley Act of 2005 and Regulation BTR, they will be prohibited from purchasing, selling or otherwise acquiring or transferring common stock of the Company, directly or indirectly, during the blackout period.  A copy of this notice is attached hereto as Exhibit 99.1 to this Current Report on Form 8−K and incorporated herein by reference.

During the blackout period and for a period of two years after the ending date of the blackout period, a participant in the Plan, a security holder or other interested person may obtain, without charge, information regarding the blackout period by contacting David J. Anderson, Vice President and General Counsel by telephone at 215-784-6000 or by mail to David J. Anderson, 1005 Virginia Drive, Fort Washington, PA 19034.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers of Blackout Period Restrictions dated October 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 6, 2009	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ David J. Anderson
	Name:	David J. Anderson
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers of Blackout Period Restrictions dated October 6, 2009.